UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2015

PARSLEY ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36463	46-4314192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

303 Colorado Street, Suite 3000

Austin, Texas 78701

(Address of Principal Executive Offices)

(Zip Code)

(737) 704-2300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 21, 2015, Parsley Energy, L.P. (the “Borrower”), a wholly owned subsidiary of Parsley Energy, Inc. (the “Company”), Parsley Energy Management, LLC (the “General Partner”), Parsley Energy, LLC (the “Parent”), the Company, each of the guarantors party thereto (the “Guarantors”), Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”) and the lenders and other parties thereto entered into the Eighth Amendment to Amended and Restated Credit Agreement (the “Eighth Amendment”). The Eighth Amendment amends the Amended and Restated Credit Agreement, dated October 21, 2013 (as amended by the First Amendment to Amended and Restated Credit Agreement dated December 20, 2013, the Second Amendment to Amended and Restated Credit Agreement dated February 5, 2014, the Third Amendment to Amended and Restated Credit Agreement dated April 15, 2014, the Fourth Amendment to Amended and Restated Credit Agreement dated May 2, 2014, the Fifth Amendment to Amended and Restated Credit Agreement dated May 9, 2014, the Sixth Amendment to Amended and Restated Credit Agreement dated September 5, 2014, and the Seventh Amendment to Amended and Restated Credit Agreement dated November 10, 2014, the “Credit Agreement”), by and among the Borrower, the General Partner, the Parent, the Company, the Guarantors, the Administrative Agent, JPMorgan Chase Bank, N.A., as syndication agent, BMO Harris Bank, N.A., as documentation agent and the lenders party thereto.

The Eighth Amendment, among other things, modifies the terms of the Credit Agreement to permit Parsley Energy Operations, LLC (“Operations”) to make investments into a joint venture, in an aggregate amount not to exceed $10 million, subject to additional terms and conditions. The joint venture is deemed not to be a Subsidiary, as defined in and for purposes of the Credit Agreement, so long as Operations does not own 100% of the aggregate ordinary voting power of the outstanding equity interests of the joint venture. As a result, the joint venture will not be required to become a guarantor of the obligations under the Credit Agreement or grant liens against its assets or properties to secure the obligations under the Credit Agreement.

In addition, the Eighth Amendment modifies the terms of the Credit Agreement to allow the Borrower or any Subsidiary (as defined in the Credit Agreement) to liquidate any swap agreement without a reduction to the Borrowing Base (as defined in the Credit Agreement), provided, however that the Borrowing Base will be reduced once the sum of (i) the fair market value of any disposition of oil and gas properties, during the period between Schedule Redetermination Dates (as defined in the Credit Agreement) and (ii) the Borrowing Base value of the liquidated portion of any swap agreements, during the period between Schedule Redetermination Dates, exceeds 5% of the Borrowing Base then in effect.

Further, the Eighth Amendment increases the Aggregate Elected Borrowing Base Commitments (as defined in the Credit Agreement) from $365 million to $500 million and reduces the Borrowing Base from $560.8 million to $500 million.

From time to time, the agents, arrangers, book runners and lenders under the Credit Agreement and their affiliates have provided, and may provide in the future, investment banking, commercial lending, hedging and financial advisory services to the Company and its affiliates in the ordinary course of business, for which they have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing description of the Eighth Amendment is not complete and is qualified by reference to the full text of the Eighth Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On April 27, 2015, the Company issued a news release announcing the increase of aggregate lender commitments under the Credit Agreement to $500 million. A copy of the news release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit number	Description

10.1	Eighth Amendment to Amended and Restated Credit Agreement, dated as of April 21, 2015, by and among Parsley Energy, L.P., as borrower, Parsley Energy Management, LLC, Parsley Energy, Inc., Parsley Energy, LLC, Wells Fargo Bank, National Association, as administrative agent and the lenders and other parties thereto.

99.1	News release of Parsley Energy, Inc., dated April 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARSLEY ENERGY, INC.

	By:	/s/ Colin W. Roberts
Colin W. Roberts
Vice President—General Counsel

Dated: April 27, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Eighth Amendment to Amended and Restated Credit Agreement, dated as of April 21, 2015, by and among Parsley Energy, L.P., as borrower, Parsley Energy Management, LLC, Parsley Energy, Inc., Parsley Energy, LLC, Wells Fargo Bank, National Association, as administrative agent and the lenders and other parties thereto.

99.1	News release of Parsley Energy, Inc., dated April 27, 2015.

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